Exhibit 99.2

UNAUDITED PRO FORMA

CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On August 6, 2004, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of March 22, 2004, by and among SAFLINK Corporation, Spartan Acquisition Corporation, a wholly-owned subsidiary of SAFLINK, and SSP Solutions, Inc., a Delaware corporation, dba SSP-Litronic (SSP), Spartan was merged with and into SSP-Litronic, with SSP-Litronic surviving as a wholly-owned subsidiary of SAFLINK. The effective time of the merger was 5:00 p.m. Eastern time on August 6, 2004, following filing of the certificate of merger with the Secretary of State of the State of Delaware. Pursuant to the terms of the merger agreement, SAFLINK acquired all of the outstanding shares of SSP common stock, which included all the outstanding SSP preferred stock which automatically converted into shares of SSP common stock immediately prior to closing of the merger, in a stock-for-stock transaction where each outstanding share of SSP common stock was converted into the right to receive 0.6 shares of SAFLINK common stock. On August 9, 2004, SSP-Litronic, a wholly-owned subsidiary of SAFLINK, changed its name to “Litronic, Inc.” following the filing of an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware.

The following unaudited pro forma condensed combined consolidated financial statements gives effect to the merger of SSP and SAFLINK. The merger will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standard (SFAS) No. 141, “Business Combinations” (SFAS 141). For accounting purposes SAFLINK is deemed the acquirer. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note (a) to these unaudited pro forma condensed combined consolidated financial statements, is allocated to the net tangible and intangible assets of SSP acquired in connection with the merger, based on their fair values as of the completion of the merger. Independent valuation specialists are currently conducting an independent valuation in order to assist management of SAFLINK in determining the fair values of a significant portion of these assets. The preliminary work performed by the independent valuation specialists has been considered in management’s estimates of the fair values reflected in these unaudited pro forma condensed combined consolidated financial statements. A final determination of these fair values will include management’s consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets and liabilities of SSP that exist as of August 6, 2004, the closing date of the merger.

On December 29, 2003, SAFLINK acquired certain assets used by Biometric Solutions Group, Inc., or BSG, pursuant to the terms of an asset purchase agreement, dated as of December 28, 2003. The purchase price paid in the acquisition was approximately $3.9 million, which consisted of $500,000 in cash, 1,122,855 shares of SAFLINK’s common stock and $262,000 in direct acquisition fees. The fair value of the common stock issued by SAFLINK in the acquisition was $2.76 per share, based on the average market price for a period before and after December 29, 2003. The unaudited pro forma condensed combined consolidated statement of operations data combine the historical consolidated statement of operations data of SAFLINK for the year ended December 31, 2003, with the historical consolidated statement of operations of BSG, giving effect to the SAFLINK acquisition of assets of BSG as if it had occurred on January 1, 2003. The results of BSG are included in the results of SAFLINK for the six months ended June 30, 2004.

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2004, gives effect to the merger with SSP as if it occurred on June 30, 2004, and combines the historical balance sheet of SAFLINK at June 30, 2004, and the historical balance sheet of SSP at June 30, 2004. The SAFLINK consolidated balance sheet information was derived from its unaudited June 30, 2004, consolidated balance sheet included in its quarterly report on Form 10-Q for the three months ended June 30, 2004. The SSP balance sheet information included herein was derived from its unaudited June 30, 2004, consolidated balance sheet included as Exhibit 99.1 in this Form 8-K. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2003, is presented as if the merger was completed on January 1, 2003. The statement combines the historical results of SAFLINK for the year ended December 31, 2003, with the historical results of BSG for the year ended December 31, 2003, as if the acquisition of assets of BSG by

SAFLINK was completed on January 1, 2003. The ensuing SAFLINK pro forma data combines with the historical results of SSP for the year ended December 31, 2003. The results were derived from the consolidated statements of operations for those respective periods included in SAFLINK’s 2003 annual report on Form 10-K, SSP’s consolidated statement of operations included as Exhibit 99.3 in this Form 8-K and BSG’s consolidated statement of operations included in SAFLINK’s amendment to its current report on Form 8-K filed with the SEC on March 15, 2004. The unaudited pro forma condensed combined consolidated statement of operations for the six months ended June 30, 2004, is presented as if the merger was completed on January 1, 2003. The statement combines the historical results of SAFLINK for the six months ended June 30, 2004, which includes operating results of BSG, with the historical results of SSP for the six months ended June 30, 2004. The results were derived from the Company’s unaudited consolidated statements of operations for those respective periods included in SAFLINK’s quarterly report on Form 10-Q for the three months ended June 30, 2004, and SSP’s consolidated statement of operations included as Exhibit 99.1 in this Form 8-K.

The unaudited pro forma condensed combined consolidated financial statements have been prepared by SAFLINK management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had SAFLINK, BSG and SSP been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this Form 8-K. The unaudited pro forma condensed combined consolidated financial statements, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of SAFLINK included in its annual report on Form 10-K for its fiscal year ended December 31, 2003, filed with the SEC on March 30, 2004, as amended, the historical consolidated financial statements of SAFLINK included in its second quarter report on Form 10-Q for its three months ended June 30, 2004, filed with the SEC on August 16, 2004, the historical consolidated financial statements of SSP included as Exhibit 99.3 in this Form 8-K for its fiscal year ended December 31, 2003, and the historical condensed consolidated financial statements of SSP for the six months ended June 30, 2004, included as Exhibit 99.1 in this Form 8-K.

Further, the unaudited pro forma condensed combined consolidated financial statements do not include any adjustments for liabilities resulting from integration planning, as management of SAFLINK are in the process of making these assessments and estimates of these costs are not currently known. However, liabilities could be recorded for costs of vacating certain leased facilities of SAFLINK or SSP or other costs associated with exiting activities of SSP that would affect amounts in the pro forma condensed combined consolidated financial statements. In addition, SAFLINK may incur significant restructuring charges upon completion of the merger or in subsequent quarters for costs of vacating certain leased facilities of SAFLINK or other costs associated with exiting activities of SAFLINK.

These unaudited pro forma condensed combined consolidated financial statements have been prepared based on preliminary estimates of fair values. Amounts preliminarily allocated to intangible assets with definite lives may increase or decrease significantly, which could result in a material increase or decrease in amortization of intangible assets. Therefore, the actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. In addition to the receipt of the final valuation of tangible and intangible assets and liabilities, the impact of ongoing integration activities could cause material differences in the information presented.

Lastly, these unaudited pro forma condensed combined consolidated financial statements do not include the cash proceeds that resulted from exercises of SAFLINK warrants in July 2004. On July 20, 2004, certain holders of outstanding warrants to purchase shares of the SAFLINK’s common stock exercised warrants to purchase an aggregate of 4,473,806 shares of common stock for cash, resulting in net proceeds of approximately $10.8 million. In order to encourage early exercise of the warrants by the warrant holders, SAFLINK agreed to reduce the exercise price with respect to the warrants from a weighted average exercise price of $3.36 per share to $2.50 per share. All other material terms of the warrants, including the number of shares issuable upon exercise of the warrants and their expiration date, remained unchanged. The accounting for this transaction and its potential impact on SAFLINK’s financial statements is not reflected in these unaudited pro forma condensed combined consolidated financial statements.

SAFLINK CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

BALANCE SHEETS

June 30, 2004

(In thousands)

	SAFLINK	SSP	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$8,176	$16,237			$24,413
Investment in trading securities	—	28			28
Accounts receivable, net	661	1,189			1,850
Inventory	252	423	(37	)(r)	638
Other current assets	907	474	(335	)(p)	1,046

Total current assets	9,996	18,351	(372)		27,975
Furniture and equipment, net	813	114			927
Other long term assets	1,230	—	(1,230	)(a)	—
Intangible assets, net	1,489	—	23,900	(b)	25,389
Goodwill	2,158	25,930	92,395	(b)	94,553
			(25,930	)(c)
Other assets	—	127	(127	)(o)	—

Total assets	$15,686	$44,522	$88,636		$148,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$785	$1,287			$2,072
Accrued expenses	1,146	1,403	570	(a)	5,779
			2,660	(n)
Deferred revenue	164	239			403
Current maturities of long-term debt	—	103			103

Total current liabilities	2,095	3,032	3,230		8,357
Deferred revenue	—	43			43
Deferred tax liability	26	—			26
Long term debt—warrants	2,232	—			2,232
Long term debt	—	810	1,783	(q)	2,593

Total liabilities	4,353	3,885	5,013		13,251

Stockholders’ equity:

Preferred stock	—	—			—
Common stock	338	570	401 (570	(a) )(d)	739
Additional paid-in capital	112,126	164,473	115,997	(a)	236,169
			2,210	(a)
			5,836	(a)
			(164,473	)(d)
Deferred compensation	(773)	(44)	(184	)(d)	(957)
			44	(d)
Accumulated deficit	(100,358)	(124,362)	124,362	(b)	(100,358)

Total stockholders’ equity	11,333	40,637	83,623		135,593

Total liabilities and stockholders’ equity	$15,686	$44,522	$88,636		$148,844

See notes to unaudited pro forma condensed combined consolidated financial statements.

SAFLINK CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2003

(In thousands, except per share data)

	SAFLINK	BSG	Pro Forma Adjustments		Pro Forma SAFLINK	SSP Solutions, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Product	$787	$128	$(15	)(h)	$900	$6,188	$2,386	(e)	$9,474
Service	1,228	157	(123	)(h)	1,262	4,771			6,033
License	—	—	—		—	2,386	(2,386	)(e)	—

Total revenue	2,015	285	(138)		2,162	13,345	—		15,507
Cost of revenue:
Product	300	1,011	(15	)(h)	1,146	2,276	458	(e)	3,880
			(150	)(i)
Service	478	104	(123	)(h)	459	1,833	—		2,292
License	—	—	—		—	458	(458	)(e)	—
Amortization of intangibles	—	—	188	(j)	188	—	2,505	(f)	2,693

Total cost of revenue	778	1,115	(100)		1,793	4,567	2,505		8,865

Gross profit	1,237	(830)	(38)		369	8,778	(2,505)		6,642
Operating expenses:
Product development	2,474	452	—		2,926	4,194	43	(g)	7,163
Sales and marketing	5,437	44	—		5,481	—	30	(g)	8,712
							3,201	(s)
General and administrative	4,113	526	(80	)(i)	4,599	6,959	100	(f)	8,529
			55	(j)
			(15	)(k)
							(3,201	)(s)
							72	(g)

Total operating expenses	12,024	1,022	(40)		13,006	11,153	245		24,404

Operating loss	(10,787)	(1,852)	2		(12,637)	(2,375)	(2,750)		(17,762)
Interest expense	(14)	(416)	416	(k)	(14)	(717)	—		(731)
Non-cash interest and financing expense	—	—	—		—	(3,535)	—		(3,535)
Loss on conversion of debt	—	—	—		—	(2,306)	—		(2,306)
Other income (expense), net	65	3	—		68	(408)	—		(340)

Loss before provision for income taxes	(10,736)	(2,265)	418		(12,583)	(9,341)	(2,750)		(24,674)
Income tax expense	—	—	(50	)(l)	(50)	(3)	—	(l)	(53)

Loss from continuing operations	$(10,736)	$(2,265)	$368		$(12,633)	$(9,344)	$(2,750)		$(24,727)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.42)				$(0.47)	$(0.36)			$(0.37)

Weighted average number of common shares outstanding	25,505		1,117	(m)	26,622	26,317	40,137	(m)	66,759
							(26,317	)(d)

See notes to unaudited pro forma condensed combined consolidated financial statements.

SAFLINK CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2004

(In thousands, except per share data)

	SAFLINK (includes BSG)	SSP Solutions, Inc	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Product	$948	$1,273	$1,358	(e)	$3,579
Service	772	994	—		1,766
License	—	1,358	(1,358	)(e)	—

Total revenue	1,720	3,625	—		5,345
Cost of revenue:
Product	602	334	9	(e)	945
Service	453	901	—		1,354
License	—	9	(9	)(e)	—
Amortization of intangibles	94	—	1,252	(f)	1,346

Total cost of revenue	1,149	1,244	1,252		3,645

Gross profit	571	2,381	(1,252)		1,700
Operating expenses:
Product development	1,710	2,284	7	(g)	4,001
Sales and marketing	2,866	—	5	(g)	4,562
			1,691	(s)
General and administrative	2,212	3,670	50	(f)	4,253
			(1,691	)(s)
			12	(g)

Total operating expenses	6,788	5,954	74		12,816

Operating loss	(6,217)	(3,573)	(1,326)		(11,116)
Interest expense	(1)	(34)	—		(35)
Unrealized gain on trading securities	—	3	—		3
Non-cash interest and financing expense	—	(2,935)	—		(2,935)
Loss on conversion of debt	—	(370)	—		(370)
Other income, net	34	102	—		136
Change in fair value of outstanding warrants	1,837	—	—		1,837

Loss before provision for income taxes	(4,347)	(6,807)	(1,326)		(12,480)
Income tax expense	(26)	(6)	—	(l)	(32)

Loss from continuing operations	$(4,373)	$(6,813)	$(1,326)		$(12,512)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.14)	$(0.17)			$(0.18)

Weighted average number of common shares outstanding	30,652	40,347	40,137	(m)	70,789
			(40,347	)(d)

See notes to unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

The following adjustments were applied to the historical financial statements of SAFLINK and SSP to arrive at the unaudited pro forma condensed combined financial information:

(a) Represents the determination of the purchase price, including approximately $1,800 of estimated merger related costs, of which $1,230 was either paid or accrued for as of June 30, 2004, while $570 is estimated to be incurred after this date. The estimated merger costs primarily consist of legal, financial advisory and accounting fees and other directly related costs. The fair value of the common stock issued by SAFLINK upon the acquisition was $2.90 per share based on the average closing price for a period before and after March 22, 2004, the date of the merger agreement. The number of shares issued by SAFLINK to holders of SSP common stock in connection with the merger was approximately 40,137,000.

A summary of the components of the estimated purchase price for the acquisition is as follows:

Fair value of common stock assumed to be issued	$116,398
Fair value of SSP stock options assumed	5,836
Fair value of SSP warrants assumed	2,210
Estimated merger related costs ($1,037 paid and $193 accrued as of June 30, 2004)	1,800

Total	$126,244

The fair value of options and warrants assumed was determined using the fair value of SAFLINK common stock of $2.90 per share, based on the average closing price for a period before and after March 22, 2004, the date of the merger agreement, and a Black-Scholes model with the following assumptions: Options—an expected dividend yield of 0.0%, a risk-free interest rate between 2%–5%, volatility of 140%, and an expected life between 1–6 years. Warrants—an expected dividend yield of 0.0%, a risk-free interest rate between 1%–3%, volatility of 140%, and a contractual life between 0–5 years.

(b) The following represents the preliminary allocation of the purchase price to the acquired assets of SSP and is for illustrative purposes only. This allocation is based on the estimated fair value of the assets and liabilities of SSP as of August 6, 2004, and may not be indicative of the final allocation of purchase price consideration. The excess of the purchase price over the fair value of net identifiable assets acquired is reflected as goodwill:

Net tangible assets	$9,765
Identifiable intangible assets:
Patents	400
Tradenames	1,600
Developed technology	16,900
Customer relationships	4,700
Non-competition agreements	300
Goodwill	92,395
Deferred stock compensation	184

Total	$126,244

Net tangible assets of $9.8 million excludes goodwill of $25.9 million recorded on the SSP historical financial statements and reflects cash commitments discussed further in Note (n) below, the deletion of the unamortized portion of the capitalized debt issuance costs discussed in Note (o), the deletion of prepaid insurance discussed in Note (p), the increase in fair value of the long-term debt in Note (q), and the write-down of inventory discussed in Note (r).

The $184 in deferred stock compensation represents the unearned portion of the intrinsic value of SSP’s common stock options assumed in the merger and is derived based on the fair value of SAFLINK common stock at closing of the merger. The deferred stock compensation is being amortized on an accelerated basis over the remaining vesting period of one to four years consistent with the graded vesting approach described in FASB Interpretation No. 28.

Amortization of identifiable intangible assets has been provided over the following approximate estimated useful lives: patents—7 years; tradenames—indefinite; developed technology—7 to 10 years; customer relationships—8 years; and non-competition agreements—3 years. The following represents annual amortization of identifiable intangible assets for the combined company following the acquisition:

Fiscal Year
Year 1	$2,605
Year 2	2,605
Year 3	2,605
Year 4	2,505
Year 5	2,505
Year 6	2,505
Year 7	2,505
Year 8	2,223
Year 9	1,695
Year 10	547

$22,300

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. The unaudited pro forma condensed combined statements of operations do not reflect the amortization of goodwill or indefinite-lived intangible assets acquired consistent with the guidance in the Financial Accounting Standards Board (FASB), Statement No. 142, Goodwill and Other Intangible Assets.

(c	)	Represents the elimination of goodwill historically recorded by SSP.

(d	)	Represents the elimination of historical SSP stockholders’ equity and deferred compensation reflected on the June 30, 2004, balance sheet.

(e	)	Represents the reclassification of SSP license revenue and license cost of revenue to product revenue and product cost of revenue.

(f	)	Represents the amortization of acquired intangible asset values associated with SAFLINK’s merger with SSP assuming the transaction occurred on January 1, 2003.

(g	)	Represents the amortization of the intrinsic value of SSP’s unvested options.

(h	)	Represents the elimination of the intercompany transactions that occurred between SAFLINK and BSG for the year ending December 31, 2003. BSG had revenues of $138 derived from sales as a subcontractor to SAFLINK that were recorded by SAFLINK as cost of sales of $138.

(i	)	Represents the elimination of BSG’s historical amortization of intangible assets.

(j	)	Represents the amortization of acquired intangible asset values associated with SAFLINK’s acquisition of BSG assuming the transaction occurred on January 1, 2003. These assets include existing technologies and a non-compete agreement which are being amortized over eight and two years, respectively.

(k	)	Represents the elimination of costs associated with BSG’s financing activities. In the acquisition, SAFLINK did not acquire any of the BSG long-term debt to which these costs are associated. Therefore, all costs associated with financing activities were eliminated.

(l	)	Represents the income tax effect of goodwill amortization. For tax purposes, the goodwill associated with BSG acquisition is amortized over 15 years, whereas for book purposes goodwill is not amortized, but instead tested at least annually for impairment. The effective tax rate applied to the goodwill amortization deductible for tax purposes was 36%. Under the structure of the merger agreement with SSP, SAFLINK will carry over SSP’s tax basis in the assets acquired and liabilities assumed.

(m	)	Unaudited pro forma basic and diluted loss from continuing operations per share are computed by dividing the unaudited pro forma net loss attributable to common shareholders by the unaudited pro forma weighted average number of common shares outstanding. The number of weighted-average shares outstanding is adjusted by approximately 1,117,000 weighted-average shares related to the acquisition of BSG to reflect the assumption that 1,122,855 shares were issued January 1, 2003, rather than December 29, 2003. The number of weighted-average shares outstanding is also adjusted by 40,137,000 shares issued to holders of SSP common stock in connection with the merger. Potentially dilutive securities were not included in the computation of pro forma basic and diluted loss from continuing operations per share because their effect would be antidilutive.

(n	)	SSP entered into an agreement with two financial advisors who provided investment banking services in connection with various transactions related to SSP and the merger with SAFLINK. The agreements required SSP, contingent upon the closing of the merger with SAFLINK, to make payments of $1,000, and issue 350,000 shares of SSP common stock immediately prior to closing. Shares of SSP common stock were issued immediately prior to the effective time of the merger with SAFLINK, while the cash was paid after the close of the merger. The shares issued, as converted, are included in the 40,137,000 shares issued by SAFLINK to holders of SSP common stock in connection with the merger. In addition, pursuant to termination agreements with its executive officers, SSP had to make severance payments to its executive officers of approximately $1,200, in connection with the closing of the merger with SAFLINK. Lastly, as a requirement to the merger and pursuant to the terms of the merger agreement, SSP and SAFLINK incurred a $460 net charge to activate tail coverage for the SSP Directors’ and Officers’ insurance for a six year term.

(o	)	Represents the unamortized portion of the capitalized debt issuance costs, which provide SAFLINK no value in the future.

(p	)	Represents prepaid insurance for SSP that was canceled upon closing of the merger and will not provide SAFLINK value in the future.

(q	)	Represents the fair value adjustment related to the convertible notes assumed during the merger.

(r	)	Represents the fair value adjustment related to inventory.

(s	)	SSP combines sales and marketing expense into one sales, general and administrative line item in operating expense. This pro forma adjustment represents the estimated portion of SSP’s sales, general and administrative expense that relates to sales and marketing and is made to conform to SAFLINK’s reporting of operating expense.